FREQUENTLY ASKED QUESTIONS ABOUT THE

MANDATORY STOCK CERTIFICATE EXCHANGE

1.         What is a Letter of Transmittal?

The Letter of Transmittal is the form used to turn in certificates representing shares of Inland Real Estate Corporation (the “Company”) common stock for new stock certificates.

2.         Why did I receive it?

The Company has learned of certain issues affecting settlement of trades in its common stock. To clear up these issues, the Company has announced a mandatory stock certificate exchange.   All existing shares issued with or under the old CUSIP number, 457461101, will be exchanged for an equal amount of new shares in a new CUSIP number, 457461200, in most cases without fractional shares.   The records of the Company show that you are one of its stockholders.   The Letter of Transmittal is used to submit old stock certificate(s) in exchange for a new stock certificate with the new CUSIP number.

3.         Will the exchange affect my rights?

No, your rights as a stockholder to vote your shares will not be affected.   Further, trading in the Company’s common stock on the New York Stock Exchange will continue under the trading symbol “IRC.”   However, all distributions made by the Company after the payment of its December 2004 dividend, including those distributions that otherwise would have been reinvested through the Company’s dividend reinvestment plan (“DRP”), will be held in a segregated non-interest bearing account for your benefit until you have turned in all of your old stock certificates for new stock certificates.   The December 2004 dividend is expected to be paid on or about December 17, 2004.

4.         What is a CUSIP number?

A CUSIP number is a nine-digit number that uniquely identifies a security for trading purposes.

5.         What do I have to do?

Read and carefully complete the enclosed Letter of Transmittal.   You can get additional copies by fax or mail by contacting the Information Agent, The Altman Group, at (800) 762-8412 between the hours of 8 a.m. and 10 p.m. eastern time.

Make sure to:

•           list the stock certificate number(s) and number of shares being returned;

•           sign the Letter of Transmittal exactly as your name appears on the old stock certificate(s); and

•           include the date and your phone number.

If you are not sure how to proceed, please contact the Information Agent at (800) 762-8412 for instructions.

6.         Where do I send the Letter of Transmittal and my old stock certificate(s), and what is the best way to send them?

Please send to:

            For Delivery by Courier or by Hand:

            Registrar and Transfer Company

            10 Commerce Drive

            Cranford, NJ 07016

            Attn: Corporate Actions

            For All Other Deliveries:

            Registrar and Transfer Company

            P.O. Box 645

            Cranford, NJ 07016

            Attn: Corporate Actions

You should make copies of your stock certificate(s) and completed Letter of Transmittal.   We recommend the use of an overnight courier service, like Federal Express, UPS or DHL, to deliver documents to Registrar and Transfer Company.   If you use the mail, we strongly recommend the use of registered insured mail, return receipt requested.

7.         What happens if my stock certificate(s) is lost or not accessible to me?

If you have lost your stock certificate(s), check the box on the front page of the Letter of Transmittal, under the address information, to indicate that you have lost your stock certificate(s), and complete the section on the reverse side of the Letter of Transmittal entitled AFFIDAVIT FOR LOST STOCK CERTIFICATE(S).   If the stock certificate(s) was issued on or before May 18, 2004, there will be no costs for the lost certificate(s).   If the lost certificate(s) was issued on or after May 18, 2004, include a check payable to Seaboard Surety Company to cover the lost stock certificate bond premium of 1.5% of the current market value of those shares.   If the premium exceeds $1,500 please contact the Information Agent.

8.         What happens if I have some of my stock certificates but the remaining stock certificates are lost or not accessible to me?

Include the stock certificates that you do have with the submission of your Letter of Transmittal.   However, you should then check the box on the front page of the Letter of Transmittal, under the address information, to indicate that you have lost some of your stock certificates, and complete the section on the reverse side of the Letter of Transmittal entitled AFFIDAVIT FOR LOST STOCK CERTIFICATE(S).   If the stock certificate(s) was issued on or before May 18, 2004, there will be no costs for the lost certificate(s).   If the lost certificate(s) was issued on or after May 18, 2004, include a check payable to Seaboard Surety Company to cover the lost stock certificate bond premium of 1.5% of the current market value of those shares.   If the premium exceeds $1,500 please contact the Information Agent.

9.         Suppose I decide not to turn in my stock certificate(s). What will happen?

If you do not turn in your stock certificate(s), you will be holding a certificate(s) in a CUSIP number that no longer exists.   Consequently, all trades in the Company’s common stock made after the close of business on December 2, 2004 can be delivered only with stock evidenced by certificates with the new CUSIP number.   In addition, all distributions made by the Company after the payment of its December 2004 dividend, including those distributions that otherwise would have been reinvested through the Company’s dividend reinvestment plan (“DRP”), will be held in a segregated non-interest bearing account for your benefit until you have turned in all of your old stock certificates for new stock certificates.   The December 2004 dividend is expected to be paid on or about December 17, 2004.

10.       Can I keep my existing stock certificate(s) and write in the new CUSIP number, rather than returning the certificate(s)?

No, you cannot effectuate the exchange by crossing out, or over-stamping, your stock certificate’s old CUSIP number with the new CUSIP number.   We are also changing the background color of the certificates from red to brown.

11.       What if I would prefer to sell my shares before December 3, 2004?

If there is a possibility that you will want to sell your shares prior to December 3, 2004, you should contact your broker and immediately deposit your shares into a brokerage account.   Otherwise, you will need to wait until you receive a new stock certificate to sell your shares.

12.       What will happen to my fractional shares?

Once you return your shares with the Letter of Transmittal, a certificate will be issued for the total number of whole shares you own.   Fractional shares that are currently (i) not held in the Company’s dividend reinvestment program (“DRP”) and (ii) held in a DRP account containing only a fractional position (i.e., less than one whole share in the aggregate) will be converted to cash at a price equal to 100% of the average of the daily open and close sales price per share, as reported by the New York Stock Exchange, of the Company’s common stock on December 2, 2004.

13.       I have multiple stock certificates representing fractional shares.   Will I receive multiple fractional share payments?

No. The Company will aggregate the number of shares represented by your stock certificates.   Any fractional shares remaining after aggregation will be cashed out at the specified price.   You will receive only one new stock certificate representing the aggregate number of whole shares you own.

14.       What will happen to my shares participating in the Company’s DRP?

If you own shares that are participating in and held through the DRP (i.e., deposited with the Registrar and Transfer Company for safekeeping), your shares will be automatically converted into shares with the new CUSIP number.   You may receive a certificate for these shares or sell them in accordance with the terms and conditions of the DRP.   You need not complete the Letter of Transmittal.   If you own shares that are participating in but not held through the DRP (i.e., you have physical possession of your stock certificate(s)), you must read and complete the enclosed Letter of Transmittal.

15.       What if I hold shares in a brokerage account?

In most cases, stockholders holding shares in a brokerage account or “street name” need not complete the Letter of Transmittal or take any other steps unless instructed otherwise by their broker.

16.       Are there any tax consequences to me for this exchange?

No.   You may, however, recognize gain or loss in the cash paid for your fractional shares, if any.   You should consult your tax advisor for further information.

17.       When will my new certificates be issued?

New certificates will be issued beginning on the effective date, December 3, 2004.   After that date, new certificates will typically be issued five business days following receipt by Registrar and Transfer Company of a properly completed and duly executed Letter of Transmittal.   Failure to properly complete the Letter of Transmittal may increase processing time.

18.       Who can I call if I have more questions?

Please call the Information Agent at (800) 762-8412 during the hours of 8:00 a.m. to 10:00 p.m. eastern time for further assistance.